EXHIBIT 4.8

150 years                                                             STANDARD
    with you                                                         CHARTERED


Date:          8th April 2003
Our ref:       C&I/LC/TEAM3/BKH


CONFIDENTIAL
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Bonso Electronics Ltd.
Units 1106-1110
11/F., Star House
3 Salisbury Road
Tsimshatsui
Kowloon

Attn.: Mr. Anthony So/Ms. Cathy Pang
------------------------------------

Dear Sirs,

                   BANKING FACILITIES: BONSO ELECTRONICS LTD.

We refer to our letter dated 5th March 2001 setting out the facilities made available to your company (the "Company"), as varied by our letters dated 11th May 2001 and 17th May 2002.

Following our recent discussions, we confirm that the terms of the facilities have been further varied as follows:

STANDBY LETTER OF CREDIT - HKD15,000,000.00 (previously HKD20,000,000.00)

The amount of this facility is reduced from HKD20,000,000.00 to HKD15,000,000.00

The tenor is one year up to 10th May 2003.

DOCUMENTATION

The following documentation is no longer required:

     o All monies charge over deposits held by the Company with the Bank in an amount of not less than HKD5,000,000.00
          (10% extra margin required for major foreign currency deposits. The Bank reserves the right to require a higher margin.)

An arrangement fee of HKD10,000.00 will be debited to your current account.



Standard Chartered Bank
Corporate & Institutional Banking
Credit Operations

11 th Floor Standard Chartered Tower
388 Kwun Tong Road Kwun Tong Hong Kong

Incorporated in England with limited liability by Royal Charter 1853
The principal office of the Company is situated in England at 1 Aldermanbury Square London EC2V 79B Reference Number ZC 18
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Bonso Electronics Ltd.                                                    Page 2


This letter will amend the terms of the existing facility letters which the Bank has issued to the Company as previously varied, as set out above. In all other respects, the terms of the existing facility letters as previously varied will remain in full force and effect. This letter will be governed by Hong Kong SAR law.

If you have any queries, please contact our Senior Relationship Manager Mr. Joseph Ng, whose telephone number is 2821-1810.

We are pleased to be of service to you and take this opportunity to thank you again for your custom.

Yours faithfully,
For and on behalf of STANDARD CHARTERED BANK


/s/  Anita Poon
----------------------------------
     Anita Poon
     Senior Credit Documentation Manager

 AP/ky